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EXHIBIT (23)

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9238, 2-64667, 33-64639 and 33-34807 which also serves as a Post-Effective Amendment to Form S-8 No. 2-67598) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-61342, 333-55210 which also serves as a Post-Effective Amendment to Form S-3 No. 333-35129, 333-87015, 33-52713, 33-56635 and 33-54539 which also serves as a Post-Effective Amendment to Form S-3 No. 33-35308) of The Empire District Electric Company of our report dated January 29, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

St. Louis, Missouri
March 4, 2002

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